SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                       _________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                Date of earliest event reported: October 9, 1997


                         PEOPLES TELEPHONE COMPANY, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             NEW YORK                 0-16479             13-2626435
        -------------------       -----------------   -----------------
        (State or other juris-    (Commission File     (IRS Employer
        diction of incorporation)   Number)               I.D. No.)


                   2300 N.W. 89th Place, Miami, Florida 33172
        --------------------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (305) 593-9667

Item 5.   Other Events


     On October 9, 1997, the Federal Communications Commission ("FCC") issued a remand order with respect to the compensation which interexchange carriers must pay to payphone providers, including the Company, for subscriber 800 and carrier access code calls ("dial-around compensation"). The FCC had originally issued its Payphone Implementation Orders in late 1996 requiring a flat monthly interim dial-around compensation rate of $45.85 per payphone, beginning November 6, 1996, calculated at a rate of $.35 per call applied to an industry average 131 calls per payphone per month. This flat rate structure was then scheduled to be replaced by a per-call compensation rate of $.35 beginning on October 7, 1997. Those orders were remanded to the FCC for further consideration by the United States Court of Appeals for the District of Columbia Circuit (the "Court") on July 1, 1997, and subsequently vacated by the Court in a clarification order issued on September 16, 1997. The FCC's latest order replaces the vacated orders and prescribes a dial-around compensation rate of $.284 per call beginning October 7, 1997.

     While the FCC's latest order does not completely finalize the payment terms for the initial interim compensation period of November 6, 1996 through October 6, 1997, the order does tentatively conclude that the new $.284 per-call rate will apply to all applicable calls retroactively for this initial interim period. The FCC further indicated in its latest order that it will finalize the compensation obligations for this interim period in a subsequent order.
Accordingly, the Company is presently evaluating the impact of the FCC's tentative conclusions on its financial results.

     The  foregoing   contains  forward  looking  statements  which,  given  the uncertainties of the regulatory process and the potential for court challenges to any further FCC rulemaking, may not ultimately be realized.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         PEOPLES TELEPHONE COMPANY, INC.


Date: October 16, 1997                   /s/ William A. Baum
                                         ------------------------------
                                         William A. Baum
                                         Chief Financial Officer